If you do not want to sell Fund shares at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.

September 27, 2017

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (W), LLC (the “Fund”). If you are not interested in tendering for repurchase your shares of limited liability company interest in the Fund (“Shares”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on September 27, 2017, and will end at 12:00 midnight, Eastern Time, on October 27, 2017 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Shares of the Fund. Shares may be repurchased only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender Shares, please complete and return the enclosed Letter of Transmittal either (i) by mail to Grosvenor Funds, c/o BNY Mellon TA Alternative Investment RIC Funds, 4400 Computer Drive, Westborough, MA 01581, or (ii) by e-mail to grosvenordeinvservices@bnymellon.com (please include the words “Grosvenor Fund Tender Documents” in the subject line). The completed and executed Letter of Transmittal must be received by mail or e-mail at the above addresses prior to the Expiration Date. The Fund recommends that all mailed documents be submitted by certified mail, return receipt requested. If you do not wish to sell your Shares, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL SHARES AT THIS TIME.

All requests to tender Shares must be received by the Fund in good order by the Expiration Date.

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact the Fund at (877) 355-1469.

Sincerely,

Grosvenor Registered Multi-Strategy Fund (W), LLC

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com

Distributed Through GRV Securities LLC

If you do not want to sell Fund shares at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.

September 27, 2017

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (W), LLC (the “Fund”). If you are not interested in tendering for repurchase your shares of limited liability company interest in the Fund (“Shares”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on September 27, 2017, and will end at 12:00 midnight, Eastern Time, on October 27, 2017 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Shares of the Fund. Shares may be repurchased only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender your Shares for repurchase by the Fund during this Offer period, please contact your Merrill Lynch, Pierce, Fenner & Smith, Inc. Financial Adviser (“Merrill FA”) who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Merrill FA. Upon receiving signed documentation, your Merrill FA will submit the form for processing. Your Merrill FA must submit the form by 12:00 midnight, Eastern Time, on October 27, 2017. If you do not wish to sell your Shares, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL SHARES AT THIS TIME.

All requests to tender Shares must be received by the Fund in good order by the Expiration Date.

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact your Merrill FA.

Sincerely,

Grosvenor Registered Multi-Strategy Fund (W), LLC

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | T 312.506.6500 | F 312.506.6888 | gcmlp.com

Distributed Through GRV Securities LLC